UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2019

LIQUIDIA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38601	20-1926605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2019, Edward Mathers notified the Board of Directors (the “Board”) of Liquidia Technologies, Inc., a Delaware corporation (the “Company”), that he would not be standing for re-election as a director at the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”) and will resign as a Class I director and as a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee immediately prior to the conclusion of the 2019 Annual Meeting.  Mr. Mathers has served as (i) a director of the Company since July 2009, (ii) a member of the Company’s Compensation Committee since its formation in August 2016 and (iii) a member of the Company’s Nominating and Corporate Governance Committee since its formation in July 2018.  No disagreement with the Company caused, in whole or in part, Mr. Mathers’ refusal to stand for re-election.

Item 8.01                                           Other Events.

On March 10, 2019, the Board approved the reclassification of Dr. Stephen Bloch, the Chairman of the Board, from a Class II director to a Class I director such that, upon the effectiveness of Mr. Mathers’ resignation immediately prior to the conclusion of the 2019 Annual Meeting, no one class of directors will have more than one director more than any other class of directors. Dr. Bloch, along with Dr. Ralph Snyderman, an existing Class I director, have been nominated by the Board, on the recommendation of the Nominating and Corporate Governance Committee, for election at the 2019 Annual Meeting for a term of three years expiring at the Company’s 2022 annual meeting of stockholders.  Dr. Bloch will continue to serve as Chairman of the Compensation Committee and as a member of the Audit Committee.  Dr. Snyderman will continue to serve as Chairman of the Nominating and Corporate Governance Committee and Chairman of the Company’s Research and Development Committee.

Additionally, on March 10, 2019, the Board, on the recommendation of the Nominating and Corporate Governance Committee, appointed Arthur Kirsch to serve as a member of the Compensation Committee effective upon Mr. Mathers’ resignation immediately prior to the conclusion of the 2019 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 11, 2019	Liquidia Technologies, Inc.

	By:	/s/ Timothy Albury
Name: Timothy Albury
Title: Interim Chief Financial Officer